AMENDMENT

                           dated as of March 10, 1998

                                       to

                               PURCHASE AGREEMENT

                          dated as of January 15, 1998



          WHEREAS, EqualNet Corporation, a Delaware corporation ("Buyer"), EqualNet Holding Corp., a Texas Corporation ("EqualNet"), and SA
Telecommunications, Inc., a Delaware corporation ("SA Telecom"), and its subsidiaries named as Sellers on the signature pages hereto (SA Telecom and such subsidiaries collectively, "Sellers") are parties to a Purchase Agreement dated as of January 15, 1998 (the "Purchase Agreement," capitalized terms used but not defined herein having the meaning specified in the Purchase Agreement) pursuant to which Buyer agreed to purchase from Sellers, and Sellers agreed to sell to Buyer, on the terms and conditions set forth therein, the assets of Sellers specified therein (the "Assets");

          WHEREAS, on March 4, 1998, Sellers conducted an auction of their assets (the "Auction") pursuant to a Second Amended Order (i) Authorizing and Scheduling Auction at Which the Sellers May Sell Substantially All Their Assets Free And Clean Of All Liens, Claims, and Encumbrances; (ii) Approving Proposed Auction Procedures; (iii) Scheduling Hearing and Objections Deadline on Motion of Debtors to Sell Assets; and (iv) Approving Notice and Service of the Sale approval Motion (the "Amended Scheduling Order"), which Amended Scheduling Order was entered by the Bankruptcy Court on February 23, 1998;

          WHEREAS, at the Auction Buyer enhanced its offer contained in the Purchase Agreement for the Assets;

          WHEREAS, the Buyer's offer, as so enhanced, was determined by Sellers and the Creditors' Committee to be the highest and best offer for the Assets; and

          WHEREAS, Buyer has agreed to provide Sellers with a debtor-in-possession financing in the amount of $1,500,000, available commencing no later than March 10, 1998, on the terms and conditions set forth in the Stipulation dated as of March 10, 1998, among Sellers, Buyer and Greyrock, subject to the approval by the Bankruptcy Court of the sale of the Assets to Buyer pursuant to the Purchase Agreement as modified hereby;

          WHERAS, Sellers, Buyer and EqualNet wish to Amend the Purchase Agreement to reflect said enhancement of Buyer's offer and to clarify other matters;

          NOW, THEREFORE, Buyer, EqualNet and Sellers hereby agree as follows:

          1. The definitions of the terms "Adjusted Pre-Closing Monthly Minute", "Pre-Closing Monthly Minutes", "Post-Closing Monthly Minutes", "Closing Date Market Value", "Billable Minute" "Escrow Agreement", "Escrowed Shares", and "Willis Group" contained in Section 1 of the Purchase Agreement are hereby deleted.

          2. The definition of the term "Conversion Rate" set forth in Section 1 of the Purchase Agreement is amended to read in its entirety as follows:

          "'Conversion Rate' shall mean the number of shares of Common Stock that the holder of Preferred Shares shall receive upon conversion of one Preferred Share. Subject to adjustment as set forth in the Preferred Stock Provisions for the effect of dilutive and concentrative events affecting the Common Stock, one Preferred Share shall be convertible into ten shares of Common Stock."

          3. There is inserted the following new definitions in Section 1 of the Purchase Agreement, in appropriate alphabetical sequence:

          "'EqualNet   DIP  Financing'   shall  mean  the   debtor-in-possession
     financing in the principal amount of $1,500,000 provided or to be provided by EqualNet to Sellers."

All references in the Purchase Agreement to the "Willis Group DIP Financing" shall be to the EqualNet DIP Financing and all references in the Purchase Agreement to the "Willis Group" shall be to EqualNet.

          4. The definition of the term "Revenue Amount" set forth in Section 1 of the Purchase Agreement is amended to read it its entirety as follows:

          "Revenue Amount" shall mean the gross revenue of Sellers, determined in accordance with GAAP, during the months of December 1997 and January 1998; provided, however, that if the gross revenue of Sellers during the month of February 1998 is less than 92% of the average monthly gross revenue of Sellers during the months of December 1997 and January 1998, then "Revenue Amount" shall mean the gross revenue of Sellers, determined in accordance with GAAP, during the months of January and February 1998."

          5. Section 3(d) of the Purchase Agreement is amended by adding the following new sentence at the end thereof:

     "If on the Closing Date the amount of principal and interest owing by Sellers in respect of the EqualNet DIP Financing is less than $1,500,000 (the amount by which it is less herein called the "Available EqualNet DIP Amount") , then (i) an amount equal to the lesser of (x) $300,000 or (y) the Available EqualNet DIP Amount shall be applied by Sellers to the repayment of the Greyrock Financing and (ii) EqualNet shall issue to SA Telecom, as agent for Sellers, a promissory note in an amount equal to the amount specified in clause (i) above, which promissory note (x) shall bear interest at the rate of 10% per annum, payable quarterly on the last day of each calender quarter and at maturity, (y) shall mature on the first anniversary of the issuance thereof and (z) after the payment in full of the Greyrock Financing, shall be prepaid on the last day of each calender quarter by an amount equal to 25% of the original principal amount of such promissory note (but the entire outstanding balance of such promissory note and all accrued interest thereon shall, in any event, be due and payable on the first anniversary of the issuance date thereof). The amount applied to the payment of the Greyrock Financing pursuant to clause (i) of the preceding sentence shall be in addition to the payment required to be made by Sellers to Greyrock pursuant to Section 9(n)."

          6. All references in the Purchase Agreement to "Scheduling Order" shall be to the Amended Scheduling Order.

          7. Clause (i) of Section 4(b) of the Purchase Agreement is amended to read in its entirety as follows:

     "(i) Buyer shall pay the cash portion of the Consideration by a wire transfer in immediately available funds to such account or accounts as SA Telecom, as agent for Sellers, shall specify by a notice in writing to Buyer at least two business days prior to the Closing Date;"

          8. Sections 4(d) and 5(b) and the last sentence of Section 5(a)(v) of the Purchase Agreement are hereby deleted.

          9. Section 5(a) of the Purchase Agreement is amended by deleting the words "fifteen days after the Closing Date" set forth therein and substituting therefor the words "April 1, 1998."

          10. The third sentence of Section 8(b) of the Purchase Agreement is amended to read as follows:

     "No other corporate proceedings on the part of any EqualNet Party, other than the approval of the shareholders of EqualNet, are necessary to authorize this Agreement, the other Transaction Documents, the issuance of the Preferred Shares to Sellers pursuant hereto or the transactions contemplated herein or therein."

          11. Section 9 of the Purchase Agreement is amended by adding the following new paragraph (n) at the end thereof:

          "(n) Greyrock Overadvances. On the Closing Date the Sellers shall pay to Greyrock, for application to the Greyrock Financing, an amount equal to the lesser of (i) the Post-Petition Overadvances or (ii) $73,969. Such payment shall be in addition to the payment, if any, on the Greyrock Financing required to be made pursuant to the penultimate sentence of
     Section 3(d)."

          12. Sections 10(e), 11(g), 11(i) and 12(e) of the Purchase Agreement are hereby deleted.

          13. Section 11 of the Purchase Agreement is hereby amended by adding the following new paragraph (n) at the end thereof:

          "(n) Shareholder Approval The shareholders of EqualNet shall have approved the transactions contemplated by this Agreement."

          14. Section 12 of the Purchase Agreement is amended by adding at the end thereof the following new paragraph (k):

          "(k) EqualNet DIP Financing. Buyer shall have provided to Sellers the EqualNet DIP Financing."

          15. Clause (v) of Section 13(a) is amended to read as follows:

          "(v) by any party (unless such party is in default under this Agreement) if the Sale Order is not entered on or before March 13, 1998 or if the Closing does not occur on or before May 31, 1998."

          16. Section 14(b) of the Purchase Agreement is amended by (a) changing the dates "February 13, 1998" and "March 31, 1998" set forth therein to, respectively, "March 13, 1998" and "May 31, 1998"; and (b) adding the following new clause (iv) to the proviso at the end of said paragraph 14(b):

          "or (iv) if Buyer fails to purchase the Assets because the conditions specified in Sections 10(d) or 11(n) are not satisfied or Sellers refuse to sell the Assets to Buyer because the condition specified in Section 12(k) is not satisfied."

          17. Exhibit B to the Purchase Agreement is hereby deleted.

          18. Provided that Sellers turn over to the EqualNet Parties operational control of Sellers' business on or before March 17, 1998 pursuant to a Management and Services Agreement to be entered into by Sellers and the EqualNet Parties, all Operating Losses and Operating Income (as such terms are defined in such Management and Services Agreement) of Sellers accruing on or after April 1, 1998, and until the Closing Date, shall be for the account of Buyer. Buyer shall pay to Sellers or shall reimburse Sellers for the amount of any such Operating Losses, and Sellers shall pay to Buyer the amount of any such Operating Income, all in accordance with the terms of said Management and Services Agreement. Any such payment by Buyer shall be in addition to the Consideration to be paid by Buyer for the Assets pursuant to Section 3(d) of the Purchase Agreement.

          19. The Sellers have been advised by the EqualNet Parties that in connection with the solicitation of the consent of EqualNet's shareholders to the transactions contemplated by the Purchase Agreement, an audit of Sellers' financial statements may be required. In the event such audit is required, Sellers shall permit an accounting firm selected by the EqualNet Parties to conduct such audit, at the sole cost and expense of the EqualNet Parties, and shall cooperate fully with such accounting firm in its performance of such audit.

          20.  Except  as  amended  hereby,   the  Purchase  agreement  and  the
respective rights and obligations of the parties thereunder, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                     Buyer:

                                     EQUALNET CORPORATION



                                     By: /s/ Michael L. Hlinak
                                        ----------------------------
                                        Name:  Michael L. Hlinak
                                        Title:  COO



                                     EqualNet:

                                     EQUALNET HOLDING CORP.



                                     By: /s/ Michael L. Hlinak
                                        ----------------------------
                                        Name:  Michael L. Hlinak
                                        Title:  COO

                                  Sellers:

                                  SA TELECOMMUNICATIONS, INC.
                                  ADDTEL COMMUNICATIONS, INC.
                                  LONG DISTANCE NETWORK, INC.
                                  NORTH AMERICAN TELECOMMUNICATIONS CORPORATION U.S. COMMUNICATIONS, INC.
                                  SOUTHWEST LONG DISTANCE NETWORK, INC.
                                  UNIQUEST COMMUNICATION, INC.
                                  Debtors and Debtors-in-possession



                                  By: /s/ A.B. Gordon, Jr.
                                     ----------------------------
                                     Name:  A.B. Gordon, Jr.
                                     Title:  CEO



          Willis Group LLC and Mr. Zane Russell (collectively, the "Shareholders"), being the holders, collectively, of not less than 51% of the outstanding shares of the common stock of EqualNet Holding Corp., hereby confirm to the Sellers referred to in the foregoing Amendment that the Shareholders will vote their respective shares of EqualNet Holding Corp. stock in favor of the transactions contemplated by the Purchase Agreement referred to in, and as amended by, the foregoing Amendment.

                                  WILLIS GROUP LLC



                                  By: /s/ Mark Willis
                                     ----------------------------
                                     Name:  Mark Willis
                                     Title:  President


                                  /s/ Zane Russell
                                  ---------------------------
                                  Zane Russell